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                                                                     Exhibit 1.1

                                  $550,000,000

                             TAMPA ELECTRIC COMPANY

                        5.375% NOTES DUE AUGUST 15, 2007
                        6.375% NOTES DUE AUGUST 15, 2012

                             UNDERWRITING AGREEMENT
                             ----------------------
                                                                 August 21, 2002

SALOMON SMITH BARNEY INC.
BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES INC.
AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS

C/O SALOMON SMITH BARNEY INC.
388 GREENWICH STREET
NEW YORK, NY  10013


Dear Sirs:

     1. Introductory. Tampa Electric Company, a Florida corporation ("COMPANY"), proposes to issue and sell to the Underwriters set forth on SCHEDULE A hereto (the "Underwriters") an aggregate of (i) $150,000,000 principal amount of its 5.375% Notes due August 15, 2007 (the "2007 NOTES") and
(ii) $400,000,000 principal amount of its 6.375% Notes due August 15, 2012 (the "2012 NOTES" and together with the 2007 Notes, the "OFFERED SECURITIES") to be issued under an indenture dated as of July 1, 1998 (the "BASE INDENTURE") between the Company and the Bank of New York, as Trustee (the "INDENTURE TRUSTEE"), as amended and supplemented by the fourth supplemental indenture dated as of August 15, 2002 (the Base Indenture, as so amended and supplemented, being referred to herein as the "INDENTURE"). The Company hereby agrees with the several Underwriters as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) A registration statement (No. 333-91602), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has been declared effective. Such registration statement, as amended at the date of this Agreement and including all material incorporated by reference therein, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act of 1933, as amended (the "Act"), and is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus relating to the Offered Securities included in the Registration Statement, as supplemented to reflect the terms of the offering of the

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     Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the ACT, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any related preliminary prospectus or preliminary prospectus supplement shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") after the date of this Agreement, or the issue date of the Prospectus, any related preliminary prospectus or preliminary prospectus supplement, as the case may be, deemed to be incorporated therein by reference.

          (b) On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes as of the date of this Agreement or will include as of the date of any amendment or supplement thereto or the Closing Date (as defined below) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act and statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter through Salomon Smith Barney Inc., if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (d) The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized by the Company; the Offered Securities, when validly authenticated, delivered and paid



                                      -2-
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     for pursuant to this Agreement on the Closing Date (as defined below), and the Indenture, when validly executed and delivered by the Trustee, will each have been duly executed, issued and delivered by the Company, will conform to the description thereof contained in the Prospectus, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles (whether considered in a proceeding in equity or at law); and the Offered Securities are entitled to the benefits of the Indenture.

          (e) No consent, approval, authorization, or order of, or filing, registration or qualification with, any governmental agency or body or any court (including without limitation the Florida Public Service Commission) is required for the performance by the Company of its obligations hereunder or in connection with the consummation of the transactions contemplated by this Agreement (including without limitation in connection with the issuance and sale of the Offered Securities by the Company), except such as have been obtained or made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

          (f) The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities and compliance by the Company with the terms and provisions of the Indenture, this Agreement and the Offered Securities will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default by the Company under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its property,
     (B) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except where such breaches, defaults or violations would not result in a Material Adverse Effect, or (C) the charter or by-laws of the Company; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or involving the Company or its property that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          (i) The financial statements of the Company, together with the related notes to such financial statements, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of



                                      -3-
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     the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as stated therein and except the notes to the interim financial statements) and any schedules included in the Registration Statement present fairly the information required to be stated therein. PricewaterhouseCoopers LLP, who have certified certain of such financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries as required by the Exchange Act and the Rules and Regulations thereunder.

          (j) Except as disclosed in the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (k) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (l) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (m) Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.


     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price and with the terms set forth in SCHEDULE B, the principal amount of Offered Securities set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional amount of Offered Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof.

     The Company will deliver against payment of the purchase prices the Offered Securities in the form of permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC, and to be credited to each Underwriter's account with DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by delivery by Salomon Smith Barney Inc. in federal (same day) funds by wire transfer to an account at a bank, designated by the Company and open for the receipt of funds (and verification of the receipt of funds), at 9:00 a.m. (New York time), on August 26,


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2002, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. It is understood that each Underwriter has authorized Salomon Smith Barney Inc. for its account to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Securities which it has agreed to purchase. The Global Securities will be made available for checking at the office of DTC or its designated custodian (the "DESIGNATED OFFICE") at least one business day prior to the Closing Date.

     The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6, including the cross-receipt for the Offered Securities and any additional documents requested by the Representatives pursuant to Section 6, will be delivered at the offices of Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199, and the Offered Securities will be delivered at the Designated Office, all at 9:00 a.m. on the Closing Date.

     4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters one conformed copy of the Registration Statement, including all exhibits, in the form it became effective and all amendments thereto and that, in connection with the offering of the Offered Securities:

          (a) The Company will prepare the Prospectus in a form approved by the Representatives and file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time prescribed under Rule 424(b), not later than the second business day following the execution and delivery of this Agreement.

          (b) The Company will advise the Representatives promptly in writing of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect any such amendment or supplementation to which the Representatives have reasonably objected in writing, and the Company will also advise the Representatives promptly in writing of the filing of any such amendment or supplement; PROVIDED, HOWEVER, that the foregoing shall not apply to any of the Company's periodic filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act if filed after the termination of this offering; and the Company will also advise the Representatives promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by an Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus



                                      -5-
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     to comply with the Act or the Rules and Regulations, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (d) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to each Underwriter copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the requesting Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for sale and to determine their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; PROVIDED, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g) During the period of five years after the date of this Agreement, the Company will furnish to the each Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and the Company will deliver to each Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, PROVIDED that any such report or proxy statement shall be deemed to be furnished when posted electronically on a website designated by the Company to which the Underwriters have access, and (ii) from time to time, such other information concerning the Company as the requesting Underwriter may reasonably request, subject to appropriate confidentiality undertakings reasonably satisfactory to the Company and the right of the Company to withhold information if required by applicable law.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Indenture, including (i) all expenses in

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     connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Prospectus and any amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities, (ii) any filing fees or other expenses (including fees and disbursements of counsel to the Underwriters, which fees and disbursements shall not exceed $5,000) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters designate and the printing of memoranda relating thereto; (iii) any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the terms of the offering of the Offered Securities and the fees and disbursements of counsel to the Underwriters in connection therewith (which counsel fees shall be included in the cap set forth above), (iv) any fees charged by investment rating agencies for the rating of the Offered Securities, and
     (v) expenses incurred in distributing the Prospectus, any preliminary prospectuses, or any preliminary prospectus supplements (including any amendments and supplements thereto) to the Underwriters.

          (i) For a period beginning at the date of this Agreement and ending at the Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (other than debt securities the interest on which is excluded from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended) or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing without the prior written consent of the Representatives.


     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date hereof, the Representatives shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements and schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;


                                      -7-
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               (ii) they have performed the procedures specified by the American
          Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                    (B) if any unaudited "capsule" information is contained in the Prospectus, such information does not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net current assets or net assets or stockholders' equity, as compared with amounts shown on the latest balance sheet incorporated by reference in the Prospectus; or

                    (D) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, in the total or per share amounts of consolidated income before extraordinary items, net income or in the ratio of earnings to fixed charges;

               except in all cases as set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter, and

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               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of Salomon Smith Barney Inc., is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company, including the Offered Securities, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency; or (vi) any change in United States or international financial, political or economic conditions if, in the judgment of Salomon Smith Barney Inc., the effect of any such event or change referred to in clause
     (v) or (vi) above is so adverse and material as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated the Closing Date, of Palmer & Dodge LLP, counsel for the Company, reasonably satisfactory in form and substance to the Representatives and solely to the effect that:

               (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

               (ii) The Offered Securities and the Indenture each have been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued and conform as to legal matters to the description thereof contained in the Prospectus; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles; and the Offered Securities are entitled to the benefits of the Indenture;

               (iii) No filing, registration, or qualification with, or authorization, approval, consent, license, order or decree of, any court or governmental agency or body is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered Securities by the Company, except such as have been obtained or made under the Act, the Rules and Regulations thereunder, and the Trust Indenture Act or such as may be required under state securities laws as to which such counsel need express no opinion;

               (iv) The execution, delivery and performance by the Company of this Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement and in the Registration Statement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds"), do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2001 or any of the Company's Forms 10-Q or 8-K filed thereafter but on or prior to the date of such opinion, or (ii) violate (x) the charter or by-laws of the Company, (y) any applicable statute or rule or regulation, or (z) any judgment, order, writ or decree known to such counsel of any government, government instrumentality or court;

               (v) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

               (vi) The Indenture has been duly qualified under the Trust Indenture Act;

               (vii) This Agreement has been duly authorized, executed and delivered by the Company;

               (viii) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion within the time period required by Rule 424(b) and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

               (ix) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the statements of Eligibility on Form T-1 of the Trustee, as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the Act, the Rules and Regulations thereunder and the Trust Indenture Act;

               (x) The documents incorporated by reference in the Prospectus and each amendment or supplement thereto (other than the financial statements and supporting schedules included therein or omitted therefrom and the statements of Eligibility on Form T-1 of the Trustee, as to which such counsel need not express an opinion), when they became effective or were filed with the Commission or as subsequently amended prior to the date of this Agreement, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder; and

               (xi) The statements made in the Prospectus under the captions "Description of the Notes" and "Description of the Debt Securities," insofar as such statements purport to constitute a summary of the terms of any of the Indenture or the Offered Securities, constitute an accurate summary thereof in all material respects.

               In giving such opinion, such counsel may limit its opinion to the law of the Commonwealth of Massachusetts, the Florida Business Corporation Act and the federal law of the United States, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of the Commonwealth of

          Massachusetts and the federal law of the United States, upon the opinion of counsel satisfactory to the Representatives. Such counsel may also state that it has relied upon certificates of public officials and, insofar as such opinion involves factual matters, it has relied upon certificates of officers of the Company. In rendering its opinion, such counsel may rely as to matters of Florida law (other than the Florida Business Corporation Act) upon the opinion of Sheila
          M. McDevitt, Esq. and may assume the due authorization, execution and delivery of all documents by parties thereto, other than the Company.

               In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes it to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the Forms T-1 or the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that its belief is based upon procedures set forth therein satisfactory to the Representatives but is without independent investigation or verification.

          (e) The Representatives shall have received an opinion, dated the Closing Date, of Sheila M. McDevitt, Esq., general counsel of the Company, reasonably satisfactory in form and substance to the Representatives and solely to the effect that:

               (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

               (ii) The Offered Securities and the Indenture each have been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued and conform as to legal matters to the description thereof contained in the Prospectus; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles;

               (iii) All descriptions in the Registration Statement of written contracts and other documents to which the Company is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

               (iv) No filing, registration, or qualification with, or authorization, approval, consent, license, order or decree of any court or governmental agency or body (including without limitation the Florida Public Service Commission) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered Securities by the Company, except as may be required under such state securities laws as to which such counsel need express no opinion;

               (v) The execution, delivery and performance by the Company of this Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement and in the Registration Statement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds") do not and will not whether with or without the giving of notice or lapse of time or both (i) violate, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2001 or any of the Company's Forms 10-Q or 8-K filed thereafter but on or prior to the date of such opinion, or (ii) violate (x) the charter or by-laws of the Company, (y) any applicable statute, rule or regulation, or (z) any judgment, order, writ or decree known to such counsel of any government, government instrumentality or court; and

               (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          In giving such opinion, such counsel may limit her opinion to the law of the State of Florida, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, upon the opinion of counsel satisfactory to the Representatives. Such counsel may assume the due authorization, execution and delivery of documents by the parties thereto, other than the Company.

          In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes her to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the Forms T-1 or the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that her belief is based upon procedures set forth therein satisfactory to the Representatives but is without independent investigation or verification.

          (f) The Representatives shall have received from Ropes & Gray, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and, that subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters.

     7.   Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter, through Salomon Smith Barney Inc., specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below; and, PROVIDED, FURTHER that, this indemnity with respect to the Prospectus or any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities that are the subject thereof if

               (i) such Underwriter did not send or deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Offered Securities to such person (but only to the extent that such loss, claim, damage or liability is finally determined by a court of competent jurisdiction to arise out of the untrue statement or omission of a material fact that was corrected in the Prospectus (or the Prospectus, as amended or supplemented) that was not delivered by such Underwriter at or prior to confirmation of sale) in any case where such delivery is required by the Act,

               (ii) the Company has provided to such Underwriter sufficient quantities of the Prospectus (or the Prospectus, as amended or supplemented) in sufficient time to enable such Underwriter to deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) in a timely manner, and

               (iii) the untrue statement or omission of a material fact contained in the Prospectus or any related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus, as amended or supplemented).

          (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, through Salomon Smith Barney Inc., if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the
     Prospectus: the selling concession and discount reallowance information appearing in the third paragraph and the information contained in the third sentence of the fourth paragraph and the fifth, sixth and seventh paragraphs under the caption "Underwriting."

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by an Underwriter in writing through Salomon Smith Barney Inc. and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
     (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, director or officer of such Underwriter and each person, if any, who controls an Underwriter within the meaning of the Act; and the obligations of each Underwriter under this Section shall be in addition to any liability which such

     Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of a termination of this Agreement under Section 9 hereof or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the non-defaulting Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Offered Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Offered Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, shall be directed to Salomon Smith Barney Inc. and will be mailed or delivered and confirmed to it at Salomon Smith Barney Inc., 390 Greenwich Street, New York, New York 10013, Attention: Debt Capital Markets, or, if sent to the Company, will be mailed or delivered and confirmed to it at 702 North Franklin Street, Tampa, Florida 33602, Attention: Corporate Secretary.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of the Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this Agreement, and any action taken by the Representatives will be binding upon all the Underwriters.

     14. Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                 Very truly yours,

                                 TAMPA ELECTRIC COMPANY



                                 By:    /s/ Robert D. Fagan
                                    -------------------------------------------
                                 Name:  Robert D. Fagan
                                 Title: Chairman of the Board and
                                        Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.
BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES INC.

By: SALOMON SMITH BARNEY INC.



By:    /s/ Yukari Saegusa
   ----------------------------
   Name:  Yukari Saegusa
   Title: Vice President

Acting on behalf of itself and for the several
Underwriters

                                   SCHEDULE A

                                  UNDERWRITERS

-------------------------------------------------------------------------------

UNDERWRITER                                                       PRINCIPAL AMOUNT OF OFFERED SECURITIES
-----------                                                      ----------------------------------------
                                                                    2007 NOTES                2012 NOTES
                                                                    ----------                ----------

Salomon Smith Barney Inc.                                          $45,000,000              $120,000,000
Barclays Capital Inc.                                               30,000,000                80,000,000
J.P. Morgan Securities Inc.                                         30,000,000                80,000,000
Credit Lyonnais Securities (USA) Inc.                                7,500,000                20,000,000
Mizuho International plc                                             7,500,000                20,000,000
SG Cowen Securities Corporation                                      7,500,000                20,000,000
Sun Trust Capital Markets, Inc.                                      7,500,000                20,000,000
TD Securities (USA) Inc.                                             7,500,000                20,000,000
Westdeutsche Landesbank Girozentrale                                 7,500,000                20,000,000
                                                                 ========================================

Total                                                             $150,000,000              $400,000,000


                                  SCHEDULE B-1

                           TERMS OF OFFERED SECURITIES

--------------------------------------------------------------------------------

TITLE:  5.375% Notes due 2007

AGGREGATE PRINCIPAL AMOUNT:  $150,000,000

INTEREST PAYMENT DATES: February 15 and August 15 of each year, beginning February 15, 2003.

MATURITY:  August 15, 2007

OPTIONAL REDEMPTION: The Notes will be redeemable, at the option of the Company, in whole or in part from time to time, at the redemption prices described in the Prospectus under the heading "Description of the Notes -- Optional Redemption". The Notes may not be redeemed at any time at the option of the holders.

RATING:           Moody's Investors Service, Inc.:  A1
                  Standard & Poor's Ratings Services:  A-
                  Fitch, Inc.:  A+

PURCHASE PRICE:  99.019%

CLOSING: 9:00 a.m. on August 26, 2002, at the offices of Palmer & Dodge LLP, in Boston, Massachusetts, in federal (same day) funds.

SETTLEMENT AND TRADING: Book-Entry Only via the Depository Trust Company ("DTC"). The Notes will trade in DTC's Same Day Funds Settlement System.

NOTICES: Notices to be given to the Underwriters should be directed to Salomon Smith Barney Inc. as follows:

                         Salomon Smith Barney Inc.
                         390 Greenwich Street
                         New York, New York 10013
                         Attention: Debt Capital Markets

                                  SCHEDULE B-2

                           TERMS OF OFFERED SECURITIES

--------------------------------------------------------------------------------

TITLE:  6.375% Notes due 2012

AGGREGATE PRINCIPAL AMOUNT:  $400,000,000
INTEREST PAYMENT DATES: February 15 and August 15 of each year, beginning February 15, 2003.

MATURITY:  August 15, 2012

OPTIONAL REDEMPTION: The Notes will be redeemable, at the option of the Company, in whole or in part from time to time, at the redemption prices described in the Prospectus under the heading "Description of the Notes -- Optional Redemption". The Notes may not be redeemed at any time at the option of the holders.

RATING:           Moody's Investors Service, Inc.:  A1
                  Standard & Poor's Ratings Services:  A-
                  Fitch, Inc.:  A+

PURCHASE PRICE:  98.547%

CLOSING: 9:00 a.m. on August 26, 2002, at the offices of Palmer & Dodge LLP, in Boston, Massachusetts, in federal (same day) funds.

SETTLEMENT AND TRADING: Book-Entry Only via the Depository Trust Company ("DTC"). The Notes will trade in DTC's Same Day Funds Settlement System.

NOTICES: Notices to be given to the Underwriters should be directed to Salomon Smith Barney Inc. as follows:

                           Salomon Smith Barney Inc.
                           390 Greenwich Street
                           New York, New York 10013
                           Attention:  Debt Capital Markets